Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
benchelt@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation Announces Joint Venture Acquisition

Of Harbor Square Plaza

OAK BROOK, IL (September 9, 2010) – Inland Real Estate Corporation (NYSE: IRC) today announced the  acquisition through its joint venture with Inland Real Estate Exchange Corporation (IREX) of the Harbor Square Plaza, a 116,430-square-foot community retail center located in Port Charlotte, Florida.  The Company purchased the property on September 7, 2010 for approximately $11.3 million and funded the acquisition with a draw on its line of credit facility and cash on hand.  The seller was a private developer.

Harbor Square Plaza is located at 19530 Cochran Boulevard in the Gulf Coast community of Port Charlotte, Florida, and is part of the Punta Gorda metropolitan statistical area (MSA). The two-tenant property on approximately ten acres is 100 percent leased and includes a Kohl’s ground lease and a 20,087-square-foot store currently leased to PetSmart.  The property is situated in the heart of a vibrant 4.6 million-square-foot trade area, among other leading national retailers such as Home Depot, Walmart, Target, Kmart, Big Lots, Staples, Best Buy and Marshalls.  IRC expects to earn acquisition and property management fees related to the property in accordance with the terms of its joint venture agreement with IREX.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 143 open-air neighborhood, community, power, and lifestyle shopping centers and single tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented by our Form 10-Q filings.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.